As filed with the Securities and Exchange Commission on December 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIRTT Environmental Solutions Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(403) 723-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Fareeha Khan

Chief Financial Officer

DIRTT Environmental Solutions Ltd.

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(403) 723-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Agent For Service)

Copy to:

Robert L. Kimball

Lucy Liu

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 220-7700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-275172

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

DIRTT Environmental Solutions Ltd. (the “Registrant”), is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-275172) (the “Prior Registration Statement”), which the Commission declared effective on November 24, 2023.

The Registrant is filing this registration statement for the sole purpose of registering for sale 109,557 additional transferable subscription rights (“Rights”) to purchase up to an aggregate of 89,606 of our Common Shares (“Common Shares”). Such additional Rights and Common Shares are being registered to account for Common Shares issued by the Registrant between the date of the Prior Registration Statement and December 12, 2023, the record date for the rights offering. The additional Common Shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement and the power of attorney included therein, are hereby incorporated by reference into this registration statement.

The required opinions and consents are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1, as amended (SEC File No. 333-275172) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Bennett Jones LLP.

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Bennett Jones LLP. Reference is made to Exhibit 5.1.

24.1*	Power of Attorney (included on page II-8 of the Registration Statement on Form S-1 (File No. 333-275172) filed on October 26, 2023)

107	Filing Fee Table

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Alberta, Canada on December 19, 2023.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

By:	/s/ Benjamin Urban
Name:	Benjamin Urban
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 19, 2023.

Name	Title

/s/ Benjamin Urban Benjamin Urban	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Fareeha Khan Fareeha Khan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Ken Sanders	Director

* Douglas Edwards	Director

* Aron English	Director

* Shaun Noll	Director

* Scott Robinson	Director

* Scott Ryan	Director

* By:	/s/ Fareeha Khan
Fareeha Khan
Attorney-in-fact

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of DIRTT Environmental Solutions Ltd. and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, Canada on December 19, 2023.

DIRTT Environmental Solutions, Inc.
(Authorized Representative)

By:	/s/ Benjamin Urban
Name:	Benjamin Urban
Title:	Chief Executive Officer